EXHIBIT 10.43

AMENDED AND RESTATED FINANCING AGREEMENT

LENDER:	TRANSAMERICA TECHNOLOGY FINANCE CORPORATION, SUCCESSOR IN INTEREST TO TRANSAMERICA BUSINESS CREDIT CORPORATION
Riverway II
West Office Tower
9399 West Higgins Road
Rosemont, Illinois 60018

BORROWER:	PACIFIC BIOMETRICS, INC.
220 West Harrison Street
Seattle, Washington 98119

AND	SAIGENE CORPORATION
220 West Harrison Street
Seattle, Washington 98119

Transamerica Business Credit Corporation (“TBCC”) and Pacific Biometrics, Inc. (“Pacific”) entered into a Master Lease Agreement dated as of March 14, 1997 (“Lease Agreement”). Pacific defaulted in its obligations pursuant to the Lease Agreement and related documents on January 1, 1999.  Pacific and TBCC thereafter entered into a Forbearance Agreement dated October 13, 1999 (“Forbearance Agreement”), pursuant to which the parties restructured Pacific’s obligations under the Lease Agreement.  The Forbearance Agreement and related documents thereto hereinafter collectively referred to as the “Forbearance Documents”.  Pacific defaulted in its obligations under the Forbearance Documents and acknowledges that TBCC has the right to exercise all rights and remedies against Pacific under the Lease Agreement and Forbearance Documents.  Pacific and Saigene Corporation (“Saigene”) have entered into various agreements and believe that it is in the best interest of Pacific and Saigene (Pacific and Saigene each a “Borrower” and collectively the “Borrower”) to restructure the obligations of Pacific pursuant to the terms of a certain Restructure Agreement dated as of October 1, 2002 by and among PBI, Saigene and Transamerica Technology Finance Corporation, successor in interest to TBCC (“Lender”).  In connection with the Restructure Agreement, the Borrower has requested that Lender, transfer title to the Equipment subject to the terms of the Lease Agreement and amend and restate the Lease Agreement pursuant to the terms hereto.

NOW, THEREFORE, in consideration of the premises and to induce the Lender to amend and restate the Lease Agreement, the Borrower hereby agrees with the Lender as follows:

                SECTION  1.     DEFINITIONS.

                As used herein, the following terms shall have the following meanings, and shall be equally applicable to both the singular and plural forms of the terms defined:

Agreement shall mean this Amended and Restated Financing Agreement together with all schedules and exhibits hereto or executed in connection herewith, as amended, supplemented, or otherwise modified from time to time.

Applicable Law shall mean the laws of the State of Illinois (or any other jurisdiction whose laws are mandatorily applicable notwithstanding the parties’ choice of Illinois law) or the laws of the United States of America, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

Business Day shall mean any day other than a Saturday, Sunday, or public holiday or the equivalent for banks in New York City.

Cash Equivalents means (i) securities issued, guaranteed or insured by the United States or any of its agencies with maturities of not more than one year from the date acquired; (ii) certificates of deposit with maturities of not more than one year from the date acquired, issued by any U.S. federal or state chartered commercial bank of recognized standing which has capital and unimpaired surplus in excess of $100,000,000; (iii) investments in money market funds registered under the Investment Company Act of 1940; (iv) mutual funds, at least 90% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) – (iii) of this definition; and (v) other instruments, commercial paper or investments acceptable to the Lender in its sole discretion.

Code shall have the meaning specified in Section 8(d).

Collateral shall have the meaning specified in Section 2.

Collateral Access Agreement shall mean any landlord waiver, mortgagee waiver, bailee letter, or similar acknowledgement of any person or entity in possession of any Collateral.

Contingent Obligation means any direct, indirect, contingent or non-contingent guaranty or obligation for the indebtedness of another Person, except endorsements in the ordinary course of business.

Effective Date shall mean the date on which all of the conditions specified in Section 3.3 shall have been satisfied.

Equipment shall have the meaning specified in Section 2.

Event of Default shall mean any event specified in Section 7.

Financial Statements shall have the meaning specified in Section 6.1.

GAAP shall mean generally accepted accounting principles in the United States of America, as in effect from time to time.

Good Faith means “good faith” as defined in the Uniform Commercial Code, from time to time in effect in the State of Illinois.

Investment in any Person means, as of the date of determination thereof, any payment or contribution, or commitment to make a payment or contribution, by any Person including, without limitation, property contributed or committed to be contributed by any Person, on its ac-count for or in connection with its acquisition of any stock, bonds, notes, debentures, partnership or other ownership interest or any other security of the Person in whom such Investment is made or any evidence of indebtedness by reason of a loan, advance, extension of credit, guaranty or other similar obligation for any debt, liability or indebtedness of such Person in whom the Investment is made.

Loans shall mean the loans and financial accommodations made by the Lender to the Borrower in accordance with the terms of this Agreement, the Restructure Agreement and the Note.

Loan Documents shall mean, collectively, this Agreement, the Note, and all other present and future documents, agreements, certificates, instruments, and opinions delivered by the Borrower under, in connection with or relating to this Agreement, or any other present or future instrument or agreement between Lender and Borrower, as each of the same may be amended, modified, extended, restated or supplemented from time to time including the Forbearance Documents and all documents related thereto and the Restructure Documents and all documents related thereto.

Material Adverse Change shall mean, with respect to any Person, a material adverse change in the business, prospects, operations, results of operations, executive management, assets, liabilities, or condition (financial or otherwise) of such Person taken as a whole.

Material Adverse Effect shall mean, with respect to any Person, a material adverse effect on the business, prospects, operations, results of operations, executive management, assets, liabilities, or condition (financial or otherwise) of such Person taken as a whole.

Note shall mean each Promissory Note made by the Borrower in favor of the Lender, as amended, supplemented, or otherwise modified from time to time in the form attached hereto as Exhibit A.

Obligations shall mean and include all loans (including the Loans), advances, debts, liabilities, obligations, covenants and duties owing by Borrower to Lender of any kind or nature, present or future, whether or not evidenced by the Note or any note, guaranty or other instrument, whether or not arising under or in connection with, this Agreement, any other Loan Document or any other present or future instrument or agreement, whether or not for the payment of money, whether arising by reason of an extension of credit, opening, guaranteeing or confirming of a letter of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment, purchase, discount or otherwise), whether absolute or contingent, due or to become due, now due or hereafter arising and however acquired (including without limitation all loans previously made by Lender to Borrower).  The term includes, without limitation, all interest (including interest accruing on or after a bankruptcy, whether or not an allowed claim), charges, expenses, commitment, facility, closing and collateral management fees, letter of credit fees, reasonable attorneys’ fees, taxes and any other sum properly chargeable to Borrower under this Agreement, the other Loan Documents or any other present or future agreement between Lender and Borrower.

Permitted Liens shall mean such of the following as to which no enforcement, collection, execution, levy, or foreclosure proceeding shall have been commenced:  (a) liens for taxes, assessments, and other governmental charges or levies or the claims or demands of landlords, carriers, warehousemen, mechanics, laborers, materialmen, and other like Persons arising by operation of law in the ordinary course of business for sums which are not yet due and payable, or liens which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are maintained to the extent required by GAAP; (b) deposits or pledges to secure the payment of worker’s compensation, unemployment insurance, or other social security benefits or obligations, public or statutory obligations, surety or appeal bonds, bid or performance bonds, or other obligations of a like nature incurred in the ordinary course of business; (c) licenses, restrictions, or covenants for or on the use of the Equipment which do not materially impair either the use of the Equipment in the operation of the business of the Borrower or the value of the Equipment; and (d) attachment or judgment liens that do not constitute an Event of Default.

Person shall mean any individual, sole proprietorship, partnership, limited liability partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity, party, or government (including any division, agency, or department thereof), and the successors, heirs, and assigns of each.

Schedule shall mean each equipment Schedule delivered by the Borrower to the Lender from time to time setting forth the Collateral and such other information as requested by Lender or as set forth herein.

Solvent means, with respect to any Person, that as of the date as to which such Person’s solvency is measured:

                (a)      the fair saleable value of its assets is in excess of the total amount of its liabilities (including contingent liabilities as valued in accordance with GAAP) as they become absolute and matured;

                (b)      it has sufficient capital to conduct its business; and

                (c)      it is able generally to meet its debts as they mature.

Subsidiary means, as to any Person, a corporation or other entity in which that Person directly or indirectly owns or controls shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or appoint other managers of such corporation or other entity.

Taxes shall have the meaning specified in Section 5.5.

SECTION  2.     CREATION OF SECURITY INTEREST; COLLATERAL.  The Borrower hereby assigns and grants to the Lender a continuing general, first priority lien on, and security interest in, all the Borrower’s right, title, and interest in and to the collateral described in the next sentence (the “Collateral”) to secure the payment and performance of all the Obligations.  The Collateral consists of all equipment set forth on all the Schedules (the “Equipment”), together with all present and future additions, parts, accessories, attachments, substitutions, repairs, improvements, embedded computer programs and supporting information and replacements thereof or thereto, and any and all proceeds thereof, including, without limitation, proceeds of insurance and all manuals, blueprints, know-how, warranties, and records in connection therewith, all rights against suppliers, warrantors, manufacturers, sellers, or others in connection therewith, and together with all substitutes for any of the foregoing.

SECTION  3.     THE CREDIT FACILITY.

                SECTION  3.1.     Borrowings. The Lender has made a loan to Borrower in the amount of $245,000.

                SECTION  3.2.      Application of Proceeds.  The Borrower shall not directly or indirectly use any proceeds of the Loans, or cause, assist, suffer, or permit the use of any proceeds of the Loans, for any purpose other than for the purchase and acquisition of the Equipment.

                SECTION  3.3.      Conditions to Loan.

(a)

The obligation of the Lender to make the Loan is subject to the Lender’s receipt of (or waived by Lender in writing) the following, each dated the date of the initial Loan or as of an earlier date acceptable to the Lender, in form and substance satisfactory to the Lender and its counsel:

(i)  completed requests for information (Form UCC-11) listing all effective Uniform Commercial Code financing statements naming the Borrower as debtor and all tax lien, judgment, and litigation searches for the Borrower as the Lender shall deem necessary or desirable;

(ii)   Uniform Commercial Code financing statements (Form UCC-1) (naming the Lender as secured party and the Borrower as debtor and in form acceptable for filing in all jurisdictions that the Lender deems necessary or desirable to perfect the security interests granted to it hereunder) and, if applicable, termination statements or other releases duly filed in all jurisdictions that the Lender deems necessary or desirable to perfect and protect the priority of the security interests granted to it hereunder in the Collateral  related to such initial Loan;

(iii)   a Note duly executed by the Borrower evidencing the amount of such Loan;

(iv)   a Collateral Access Agreement duly executed by any person or entity, as the case may be, of each premises where the Collateral is located;

(v)   certificates of insurance required under Section 5.4 of this Agreement together with loss payee endorsements for all such policies naming the Lender as lender loss payee and as an additional insured;

(vi)  a certificate of the Secretary or an Assistant Secretary of the Borrower (“Secretary’s Certificate”) certifying  (A) that attached to the Secretary’s Certificate is a true, complete, and accurate copy of the resolutions of the Board of Directors of the Borrower (or a unanimous consent of directors in lieu thereof) authorizing the execution, delivery, and performance of this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby,  and that such resolutions have not been amended or modified since the date of such certification and are in full force and effect; (B) the incumbency, names, and true signatures of the officers of the Borrower authorized to sign the Loan Documents to which it is a party; (C) that attached to the Secretary’s Certificate is a true and correct copy of the Articles or Certificate of Incorporation of the Company, as amended, which Articles or Certificate of Incorporation have not been further modified, repealed or rescinded and are in full force and effect; (D) that attached to the Secretary’s Certificate of the Borrower is a true and correct copy of the Bylaws, as amended, which Bylaws of the Company have not been further modified, repealed or rescinded and are in full force and effect; and (E) that attached to the Secretary’s Certificate  is a valid Certificate of Good Standing issued by the Secretary of the State of the Borrower’s state of incorporation and a valid Certificate of Good Standing from the Secretary of the State of the state of Borrower’s principal place of business, if different from the Borrower’s state of incorporation;

(vii)  Such other agreements and instruments as the Lender deems necessary in its good faith business judgment in connection with the transactions contemplated hereby.

(viii)  The security interests in the Collateral related to the initial Loan granted in favor of the Lender under this Agreement shall have been duly perfected and shall constitute first priority liens.

SECTION  4.     THE BORROWER’S REPRESENTATIONS AND WARRANTIES.

                SECTION  4.1.      Good Standing; Qualified to do Business.  The Borrower (a) is duly organized, validly existing, and in good standing under the laws of the State of its organization, (b) has the power and authority to own its properties and assets and to transact the businesses in which it is presently, or proposes to be, engaged, and (c) is duly qualified and authorized to do business and is in good standing in every jurisdiction in which the failure to be so qualified could have a Material Adverse Effect on (i) the Borrower, (ii) the Borrower’s ability to perform its obligations under the Loan Documents, or (iii) the rights of the Lender hereunder.

                SECTION  4.2.      Due Execution, etc.  The execution, delivery, and performance by the Borrower of each of the Loan Documents to which it is a party are within the powers of the Borrower, do not contravene the organizational documents, if any, of the Borrower, and to Borrower’s knowledge do not (a) violate any law or regulation, or any order or decree of any court or governmental authority, (b) conflict with or result in a breach of, or constitute a default under, any material indenture, mortgage, or deed of trust or any material lease, agreement, or other instrument binding on the Borrower or any of its properties, or (c) require the consent, authorization by, or approval of or notice to or filing or registration with any governmental authority or other Person.  This Agreement is, and each of the other Loan Documents to which the Borrower is or will be a party, when delivered hereunder or thereunder, will be, the legal, valid, and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally and by general principles of equity.

                SECTION  4.3.      Solvency; No Liens.  The Borrower is Solvent and will be Solvent upon the completion of all transactions contemplated to occur hereunder (including, without limitation, the Loan to be made on the Effective Date); the security interests granted herein constitute and shall at all times constitute the first and only liens on the Collateral other than Permitted Liens; and Pacific  is, or will be at the time additional Collateral is acquired by it, the absolute owner of the Collateral with full right to pledge, sell, consign, transfer, and create a security interest therein, free and clear of any and all claims or liens in favor of any other Person other than Permitted Liens.

                SECTION  4.4.      No Judgments, Litigation.  No judgments are outstanding against the Borrower nor is there now pending or, to the best of the Borrower’s knowledge, threatened any litigation, contested claim, or governmental proceeding by or against the Borrower except judgments and pending or threatened litigation, contested claims, and governmental proceedings which would not, in the aggregate, have a Material Adverse Effect on the Borrower.

                SECTION  4.5.       No Defaults.  The Borrower is not in default or has not received a notice of default under any material contract, lease, or commitment to which it is a party or by which it is bound.  The Borrower knows of no dispute regarding any contract, lease, or commitment that could have a Material Adverse Effect on the Borrower.

                SECTION  4.6.      Places of Business; Collateral Locations.  Borrower has offices and/or places of business at the locations set forth on Exhibit B attached hereto and made a part hereof (“Exhibit B”).  On the date hereof, each item of the Collateral is located at the place of business specified in the applicable Schedule.

                SECTION  4.7.      Legal, Corporate and Trade Names; Federal Tax ID; Organizational ID. The Borrower’s exact legal name is as set forth in the first paragraph to this Agreement and the signature page to this Agreement.  During the past five years, Borrower has not been known by or used any other corporate, trade or fictitious name except for its exact legal name as set forth in the first paragraph and on the signature page of this Agreement and the other names set forth on Exhibit B.  The Borrower’s Federal Tax ID Number and Organizational Number is as set forth on Exhibit B.

                SECTION  4.8.      No Events of Default.  No Event of Default has occurred and is continuing nor has any event occurred which, with the giving of notice or the passage of time, or both, would constitute an Event of Default.

                SECTION  4.9.      No Limitation on Lender’s Rights.  Except as permitted herein, none of the Collateral is subject to contractual obligations that may restrict or inhibit the Lender’s rights or abilities to sell or dispose of the Collateral or any part thereof after the occurrence of an Event of Default.

                SECTION 4.10.      Perfection and Priority of Security Interest.  This Agreement creates a valid and, upon completion of all required filings of financing statements, perfected first priority and exclusive security interest in the Collateral, securing the payment of all the Obligations.

                SECTION  4.11.      Model and Serial Numbers.  The Schedules set forth the true and correct model number and serial number of each item of Equipment that constitutes Collateral.

                SECTION  4.12.      Accuracy and Completeness of Information.  All data, reports, and information heretofore, contemporaneously, or hereafter furnished by or on behalf of the Borrower in writing to the Lender or for purposes of or in connection with this Agreement or any other Loan Document, or any transaction contemplated hereby or thereby, are or will be true and accurate in all material respects on the date as of which such data, reports, and information are dated or certified and not incomplete by omitting to state any material fact necessary to make such data, reports, and information not misleading at such time. Borrower’s projections attached hereto are true and accurate in all material respects and not misleading.  There are no facts now known to the Borrower which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect and which have not been specified herein, in the Financial Statements, or in any certificate, opinion, or other written statement previously furnished by the Borrower to the Lender.

                SECTION  4.13.      Price of Equipment.  The cost of each item of Equipment does not exceed the fair and usual price for such type of equipment purchased in like quantity and reflects all discounts, rebates and allowances for the Equipment (including, without limitation, discounts for advertising, prompt payment, testing, or other services) given to the Borrower by the manufacturer, supplier, or any other person.

                SECTION  4.14.      Copyrights, Patents, Trademarks and Licenses.  Borrower owns or is licensed or otherwise has the right to use all of the patents, trademarks, service marks, trade names, copyrights and other proprietary rights (collectively, “Intellectual Property Rights”) that are reasonably necessary for the operation of its business as now conducted or proposed to be conducted, without conflict with the rights of any other Person.  No slogan or other advertisement, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by Borrower or any of its Subsidiaries, if any, infringes upon any Intellectual Property Rights of any other Person.  No claim or litigation regarding any of the foregoing is pending or, to Borrower’s knowledge, threatened, and to Borrower’s knowledge no Intellectual Property Right application, or any statute, law, rule, regulation, standard or code is pending or proposed which, could reasonably be expected to have a Material Adverse Effect.

SECTION  5.      COVENANTS OF THE BORROWER.

                SECTION  5.1.      Existence, etc.  Pacific shall:  (a) retain its existence and its current yearly accounting cycle, (b) maintain in full force and effect all licenses, bonds, franchises, leases, trademarks, patents, contracts, and other rights necessary or desirable to the profitable conduct of its business unless the failure to do so could not reasonably be expected to have a Material Adverse Effect on the Borrower, (c) continue in, and limit its operations to, the same general lines of business as those presently conducted by it, and (d) comply with all applicable laws and regulations of any federal, state, or local governmental authority, except for such laws and regulations the violations of which would not, in the aggregate, have a Material Adverse Effect on the Borrower.

                SECTION  5.2.      Notice to the Lender.  As soon as possible, and in any event within four (4) business days after the Borrower learns of the following, the Borrower shall give written notice to the Lender of (a) any proceeding instituted or threatened to be instituted by or against the Borrower in any federal, state, local, or foreign court or before any commission or other regulatory body (federal, state, local, or foreign) involving a sum, together with the sum involved in all other similar proceedings, in excess of $50,000 in the aggregate, (b) any contract that is terminated or amended and which has had or could reasonably be expected to have a Material Adverse Effect on the Borrower, (c) the occurrence of any Material Adverse Change with respect to the Borrower, and (d) the occurrence of any Event of Default or event or condition which, with notice or lapse of time or both, would constitute an Event of Default, together with a statement of the action which the Borrower has taken or proposes to take with respect thereto.

                SECTION  5.3.      Maintenance of Books and Records.  Pacific shall maintain books and records pertaining to the Collateral in such detail, form, and scope as is  commercially reasonable.  The Borrower agrees that the Lender or its agents may enter upon the Borrower’s premises at any time and from time to time during normal business hours upon two business days prior notice, and at any time upon the occurrence and continuance of an Event of Default, for the purpose of inspecting the Collateral and any and all records (financial or otherwise) pertaining to the Collateral and the Borrower.

                SECTION  5.4.      Insurance.  Pacific shall maintain insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, and covering such risks as are at all times satisfactory to the Lender.  All such policies shall be made payable to the Lender, in case of loss, under a standard non-contributory “lender” or “secured party” clause and are to contain such other provisions as the Lender may reasonably require to protect the Lender’s interests in the Collateral and to any payments to be made under such policies.  Certificates of insurance policies are to be delivered to the Lender, premium prepaid, with the loss payable endorsement in the Lender’s favor, and shall provide for not less than thirty days’ prior written notice to the Lender, of any alteration or cancellation of coverage.  If the Borrower fails to maintain such insurance, the Lender may arrange for (at the Borrower’s expense and without any responsibility on the Lender’s part for) obtaining the insurance.  In the event that more than 25% or the Collateral is damaged or at any time following a Default or Event of Default,  the Lender shall have the sole right, in the name of the Lender or the Borrower, to file claims under any insurance policies, to receive and give acquittance for any payments that may be payable thereunder, and to execute any endorsements, receipts, releases, assignments, reassignments, or other documents that may be necessary to effect the collection, compromise, or settlement of any claims under any such insurance policies.

                SECTION  5.5.      Taxes.  The Borrower shall pay, when due, all taxes, assessments, claims, and other charges (“Taxes”) lawfully levied or assessed against the Borrower or the Collateral other than taxes that are being diligently contested in good faith by the Borrower by appropriate proceedings promptly instituted and for which an adequate reserve is being maintained by the Borrower in accordance with GAAP.  If any Taxes remain unpaid after the date fixed for the payment thereof, or if any lien shall be claimed therefor, then, without notice to the Borrower, but on the Borrower’s behalf, the Lender may pay such Taxes, and the amount thereof shall be included in the Obligations.

                SECTION  5.6.      Borrower to Defend Collateral Against Claims; Fees on Collateral.  The Borrower shall defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein.  The Borrower shall not permit any notice creating or otherwise relating to liens on the Collateral or any portion thereof to exist or be on file in any public office other than Permitted Liens.  The Borrower shall promptly pay, when payable, all transportation, storage, and warehousing charges and license fees, registration fees, assessments, charges, permit fees, and taxes (municipal, state, and federal) which may now or hereafter be imposed upon the ownership, leasing, renting, possession, sale, or use of the Collateral, other than taxes on or measured by the Lender’s income and fees, assessments, charges, and taxes which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are maintained to the extent required by GAAP.

                SECTION  5.7.      No Change of Location, Structure, or Identity.  The Borrower shall not (a) change the location of its chief executive office or establish any place of business other than those specified herein or (b) move or permit the movement of any item of Collateral from the location specified in the applicable Schedule or change its state of organization, except that the Borrower may change its chief executive office and keep Collateral at other locations within the United States or change its state of organization, provided that the Borrower has delivered to the Lender (i) prior written notice thereof and (ii) financing statements and other agreements and instruments (all in form and substance satisfactory to the Lender) necessary or, in the opinion of the Lender, desirable to perfect and maintain in favor of the Lender a first priority security interest in the Collateral.  Notwithstanding anything to the contrary in the immediately preceding sentence, the Borrower may keep any Collateral consisting of motor vehicles or rolling stock at any location in the United States provided that the Lender’s security interest in any such Collateral is conspicuously marked on the certificate of title thereof and the Borrower has complied with the provisions of Section 5.9.

                SECTION  5.8.      Use of Collateral; Licenses; Repair.  The Collateral shall be operated by competent, qualified personnel in connection with Pacific’s business purposes, for the purpose for which the Collateral was designed and in accordance with applicable operating instructions, laws, and government regulations, and the Borrower shall use every reasonable precaution to prevent loss or damage to the Collateral from fire and other hazards.  The Collateral shall not be used or operated for personal, family, or household purposes.  The Borrower shall procure and maintain in effect all orders, licenses, certificates, permits, approvals, and consents required by federal, state, or local laws or by any governmental body, agency, or authority in connection with the delivery, installation, use, and operation of the Collateral.  The Borrower shall keep all of the Collateral in a satisfactory state of repair and satisfactory operating condition in accordance with industry standards, and shall make all repairs and replacements when and where necessary and practical.  The Borrower shall not waste or destroy the Collateral or any part thereof, and shall not be negligent in the care or use thereof.  The Collateral shall not be annexed or affixed to or become part of any realty without the Lender’s prior written consent.

                SECTION  5.9.      Further Assurances.  The Borrower shall, promptly upon request by the Lender, execute and deliver or use its best efforts to obtain any document required by the Lender (including, without limitation, Collateral Access Agreements or subordination agreements with respect to the Obligations and the Collateral), give any notices, execute and file any financing statements, mortgages, or other documents (all in form and substance satisfactory to the Lender), mark any chattel paper, deliver any chattel paper or instruments to the Lender, and take any other actions that are necessary or, in the reasonable opinion of the Lender, desirable to perfect or continue the perfection and the first priority of the Lender’s security interest in the Collateral, to protect the Collateral against the rights, claims, or interests of any Persons, or to effect the purposes of this Agreement.  The Borrower hereby authorizes the Lender to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of the Borrower where permitted by law.  A carbon, photographic, or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.  The Borrower shall pay all costs incurred in connection with any of the foregoing.

                SECTION  5.10.      No Disposition of Collateral.  The Borrower shall not in any way hypothecate or create or permit to exist any lien, security interest, charge, or encumbrance on or other interest in any of the Collateral, except for the lien and security interest granted hereby and Permitted Liens which are junior to the lien and security interest of the Lender, and the Borrower shall not sell, transfer, assign, pledge, collaterally assign, exchange, or otherwise dispose of any of the Collateral, except that (a) provided no Default or Event of Default has occurred or is continuing, (b) Lender maintains its first priority perfected security interest in the Collateral and (c) such affiliate is obligated to Lender for the Obligations, Borrower may transfer its Collateral to its wholly owned affiliates.  In the event the Collateral, or any part thereof, is sold, transferred, assigned, exchanged, or otherwise disposed of in violation of these provisions, the security interest of the Lender shall continue in such Collateral or part thereof notwithstanding such sale, transfer, assignment, exchange, or other disposition, and the Borrower shall hold the proceeds thereof in a separate account for the benefit of the Lender.  Following such a sale, the Borrower shall transfer such proceeds to the Lender in kind.

                SECTION  5.11.      No Limitation on Lender’s Rights.  The Borrower shall not enter into any contractual obligations which may restrict or inhibit the Lender’s rights or ability to sell or otherwise dispose of the Collateral or any part thereof.

                SECTION  5.12.      Protection of Collateral.  Upon notice to the Borrower (provided that if an Event of Default has occurred and is continuing the Lender need not give any notice), the Lender shall have the right at any time to make any payments and do any other acts the Lender may deem necessary to protect its security interests in the Collateral, including, without limitation, the rights to satisfy, purchase, contest, or compromise any encumbrance, charge, or lien which, in the reasonable judgment of the Lender, appears to be prior to or superior to the security interests granted hereunder, and appear in, and defend any action or proceeding purporting to affect its security interests in, or the value of, any of the Collateral.  The Borrower hereby agrees to pay or reimburse the Lender for all payments made and expenses incurred under this Agreement including fees, expenses, and disbursements of attorneys and paralegals (including the allocated costs of in-house counsel) acting for the Lender, including any of the foregoing payments under, or acts taken to protect its security interests in, any of the Collateral, which amounts shall be secured under this Agreement, and agrees it shall be bound by any payment made or act taken by the Lender hereunder absent the Lender’s gross negligence or willful misconduct.  The Lender shall have no obligation to make any of the foregoing payments or perform any of the foregoing acts.

                SECTION  5.13.      Delivery of Items.  The Borrower shall (a) promptly (but in no event later than three Business Days) after its receipt thereof, deliver to the Lender any documents or certificates of title issued with respect to any property included in the Collateral, and any promissory notes, letters of credit or instruments related to or otherwise in connection with any property included in the Collateral, which in any such case come into the possession of the Borrower, or shall cause the issuer thereof to deliver any of the same directly to the Lender, in each case with any necessary endorsements in favor of the Lender and (b) deliver to the Lender as soon as available copies of any and all press releases and other similar communications issued by the Borrower.

                SECTION  5.14.      Solvency.  The Borrower shall be and remain Solvent at all times.

                SECTION  5.15.      Fundamental Changes.  The Borrower shall not (a) amend or modify its name or change the jurisdiction of its organization or formation, unless the Borrower delivers to the Lender thirty days prior to any such proposed amendment, modification or change in organizational jurisdiction written notice of such amendment, modification or change in organizational jurisdiction and within ten days before such amendment, modification or change in organizational jurisdiction delivers Uniform Commercial Code financing statements (in form and substance satisfactory to the Lender) if necessary; or (b) merge or consolidate with any other entity or make any material change in its capital structure, in each case without the Lender’s prior written consent which shall not be unreasonably withheld.

                SECTION  5.16.      Contingent Obligations.  Except among affiliates of the Borrower, Borrower shall not, directly or indirectly, incur, assume, or suffer to exist any Contingent Obligation, excluding indemnities given in connection with this Agreement or the other Loan Documents in favor of the Lender or in connection with the sale of inventory or other asset dispositions permitted hereunder, except Contingent Obligations and other similar third party credit support relating to obligations of vendors and suppliers of the Borrower in respect of transactions entered into in the normal course of business, provided that the aggregate amount of any such guarantees and other similar third party credit support shall not exceed $100,000 at any time outstanding, and provided further that no Default or Event of Default shall exist either immediately prior to or after giving effect to the making of the foregoing guarantees or the entering into any third party credit support transactions.

                SECTION  5.17.      Change in Nature of Business.  Borrower shall not at any time make any material change in the lines of its business as carried on at the date of this Agreement or enter into any new line of business; provided that Borrower may enter businesses reasonably related or incidental to its current lines of business.

                SECTION  5.18.      Sales of Assets. Borrower shall not, directly or indirectly, in any fiscal year, sell, transfer or otherwise dispose of any material assets to its business, or grant any option or other right to purchase or otherwise acquire any material assets to its business other than (i) equipment with an aggregate value of less than $150,000, provided such assets are not any part of the Collateral of Lender. (ii) sales of inventory in the ordinary course of business  (iii) licenses or sublicenses on a non-exclusive basis of intellectual property in the ordinary course of Borrower’s business and (iv) such other sales or transfers of Borrower’s intellectual property with Lender’s prior written consent.  In addition, (a) provided no Default or Event of Default has occurred or is continuing, (b) Lender maintains its first priority perfected security interest in the Collateral and (c) such wholly owned affiliate is obligated to Lender for the Obligations, Borrower may sell or transfer its Collateral to its wholly owned affiliates.

                SECTION  5.19.      Loans to Other Persons. Except among affiliates of the Borrower, Borrower shall not at any time make loans or advance any credit (except to trade debtors in the ordinary course of business) to any Person in excess of $25,000 in the aggregate at any time for all such loans, except that Borrower may make cashless advances of credit to senior members of Borrower’s management team to purchase restricted stock of Borrower.

                SECTION  5.20     Dividends, Stock Redemptions.  Borrower shall not, directly or indirectly, pay any dividends or distributions on, purchase, redeem or retire any shares of any class of its capital stock or any warrants, options or rights to purchase any such capital stock, whether now or hereafter outstanding (“Stock”), or make any payment on account of or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of its Stock, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower, except for dividends paid solely in stock of the Borrower and repurchases of stock owned by employees, directors and consultants of Borrower pursuant to terms of employment, consulting or other stock restrictions agreements at such time as any such employee, director or consultant terminates his or her affiliations with the Borrower, provided that no Default or Event of Default shall exist either immediately prior to or after giving effect to such repurchase, and provided further that the total amount paid in connection therewith by Borrower shall not exceed in the aggregate $100,000 in any consecutive 12-month period.

                SECTION  5.21.      Investments in Other Persons. Except among affiliates of the Borrower, Borrower shall not, directly or indirectly, at any time make or hold any Investment in any Person (whether in cash, securities or other property of any kind) other than investments in Cash Equivalents.

                SECTION  5.22.      Acquisition of Stock or Assets. Except among affiliates of the Borrower, Borrower shall not acquire or commit or agree to acquire all or any stock, securities or assets of any other Person other than inventory and equipment acquired in the ordinary course of business.

                SECTION  5.23.      Partnerships; Subsidiaries; Joint Ventures; Management Contracts. Except among affiliates of the Borrower, Borrower shall not at any time create any direct or indirect Subsidiary, enter into any joint venture or similar arrangement (other than joint ventures or strategic partnerships consisting of non-exclusive licensing of technology or the providing of technical support) or become a partner in any general or limited partnership or enter into any management contract (other than an employment contract for the employment of an officer or employee entered into in the regular course of Borrower’s business) permitting third party management rights with respect to Borrower’s business.

                SECTION  5.24.      Capitalization Table and Financing History.  PBI shall, as soon as available, but no later than thirty (30) days after any material changes in the capitalization of PBI or any of its Subsidiaries, deliver to Lender a report showing the capitalization of PBI or any of its Subsidiaries subsequent to such change by financing source and date of financing.

                SECTION  5.25.      Operating Plans.  Pacific shall, no later than thirty (30) days after (i) the end of the second and fourth fiscal quarters of the Borrower and (ii) upon any material revision to the Borrower’s operating plan or budget, deliver to Lender a copy of such semi-annual or updated operating plan or budget, as applicable.

                SECTION  5.26.      Additional Requirements.  The Borrower shall take all such further actions and execute all such further documents and instruments as the Lender may reasonably request.

ECTION  6.      FINANCIAL STATEMENTS.  Until the payment and satisfaction in full of all Obligations, the Borrower shall deliver to the Lender the following financial information:

                SECTION  6.1.      Annual Financial Statements.  Within five Business Days after filing a Form 10K or Form 10KSB, as applicable, or in any event not later than 120 days after the end of each fiscal year of Pacific  and its consolidated subsidiaries, the consolidated balance sheet, income statement, and statements of cash flows and shareholders equity for Pacific and its consolidated subsidiaries (the “Financial Statements”) for such year, reported on by independent certified public accountants without an adverse qualification; and

                SECTION  6.2.      Quarterly Financial Statements. Within five Business Days after filing a Form 10Q or Form 10QSB, as applicable, or in any event not later than 90 days after the end of each of the first three fiscal quarters in any fiscal year of Pacific and its consolidated subsidiaries, the Financial Statements for such fiscal quarter, reported on by its independent certified public Accounts without adverse qualifications.

                SECTION  6.3.      Monthly Financial Statements.          As soon as available, but not later than thirty (30) days after the end of each month, a company-prepared balance sheet, income statement and cash flow statement covering operations of Pacific and its consolidated subsidiaries during such period, certified by an officer of Pacific.

SECTION  7.      EVENTS OF DEFAULT.  The occurrence of any of the following events shall constitute an Event of Default hereunder:

                (a)     the Borrower shall fail to pay when due any amount required to be paid by the Borrower under or in connection with any Note and this Agreement;

                (b)     any representation or warranty made or deemed made by the Borrower under or in connection with any Loan Document or any Financial Statement shall prove to have been false or incorrect in any material respect when made;

                 (c)      the Borrower shall fail to perform or observe (i) any of the terms, covenants or agreements contained in Sections 5.4, 5.7, 5.10, 5.14, or 5.15 through 5.23 hereof or (ii) any other term, covenant, or agreement contained in any Loan Document (other than the other Events of Default specified in this Section 7) and such failure remains unremedied for the earlier of fifteen days from (A) the date on which the Lender has given the Borrower written notice of such failure and (B) the date on which the Borrower knew or should have known of such failure;

                 (d)      any provision of any Loan Document to which the Borrower is a party shall for any reason cease to be valid and binding on the Borrower, or the Borrower shall so state;

                 (e)      dissolution, liquidation, winding up, or cessation of the Borrower’s business, failure of the Borrower generally to pay its debts as they mature, admission in writing by the Borrower of its inability generally to pay its debts as they mature, or calling of a meeting of the Borrower’s creditors for purposes of compromising any of the Borrower’s debts;

                 (f)      the commencement by or against the Borrower of any bankruptcy, insolvency, arrangement, reorganization, receivership, or similar proceedings under any federal or state law and, in the case of any such involuntary proceeding, such proceeding remains undismissed or unstayed for forty-five days following the commencement thereof, or any action by the Borrower is taken authorizing any such proceedings;

                 (g)      an assignment for the benefit of creditors is made by the Borrower, whether voluntary or involuntary, the appointment of a trustee, custodian, receiver, or similar official for the Borrower or for any substantial property of the Borrower, or any action by the Borrower authorizing any such proceeding;

                 (h)      the Borrower shall default in (i) the payment of principal or interest on any indebtedness in excess of $50,000 (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which such indebtedness was created, except for such payments of principal that are being disputed in good faith by the Borrower, provided adequate reserves as deemed appropriate by GAAP and/or the Lender have been established; or (ii) the observance or performance of any other agreement or condition relating to any such indebtedness or contained in any instrument or agreement relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such indebtedness to cause, with the giving of notice if required, such indebtedness to become due prior to its stated maturity or (iii) any loan or other agreement under which the Borrower has received financing from Transamerica Technology Finance Corporation or any of its affiliates, divisions or any other entity related to or affiliated with Transamerica Technology Finance Corporation;

                 (i)      the Borrower suffers or sustains a Material Adverse Change or Material Adverse Effect as determined by Lender in its sole discretion;

                 (j)      any tax lien, other than a Permitted Lien, is filed of record against the Borrower and is not bonded or discharged within five Business Days;

                 (k)      any judgment which has had or could reasonably be expected to have a Material Adverse Effect on the Borrower and such judgment shall not be stayed, vacated, bonded, or discharged within sixty days;

                 (l)      any material covenant, agreement, or obligation, as determined in the sole discretion of the Lender, made by the Borrower and contained in or evidenced by any of the Loan Documents shall cease to be enforceable, or shall be determined to be unenforceable, in accordance with its terms; the Borrower shall deny or disaffirm the Obligations under any of the Loan Documents or any liens granted in connection therewith; or any liens granted on any of the Collateral in favor of the Lender shall be determined to be void, voidable, or invalid, or shall not be given the priority contemplated by this Agreement; or

                 (m)       except among affiliates of the Borrower as of the date hereof, there is a change in more than 35% of the ownership of any equity interests of the Borrower on the date hereof or more than 35% of such interests become subject to any contractual, judicial, or statutory lien, charge, security interest, or encumbrance.

SECTION  8.      REMEDIES.  If any Event of Default shall have occurred and be continuing:

                 (a)      The Lender may, without prejudice to any of its other rights under any Loan Document or Applicable Law, declare all Obligations to be immediately due and payable (except with respect to any Event of Default set forth in Section 7(f) hereof, in which case all Obligations shall automatically become immediately due and payable without necessity of any declaration) without presentment, representation, demand of payment, or protest, which are hereby expressly waived.

                 (b)      The Lender may take possession of the Collateral and, for that purpose may enter, with the aid and assistance of any person or persons, any premises where the Collateral or any part hereof is, or may be placed, and remove the same.

                 (c)      The obligation of the Lender, if any, to make additional Loans or financial accommodations of any kind to the Borrower shall immediately terminate.

                 (d)      The Lender may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein (or in any Loan Document) or otherwise available to it, all the rights and remedies of a secured party under the applicable Uniform Commercial Code of Illinois (the “Code”) whether or not the Code applies to the affected Collateral and also may (i) require the Borrower to, and the Borrower hereby agrees that it will at its expense and upon request of the Lender forthwith, assemble all or part of the  Collateral as directed by the Lender and make it available to the Lender at a place to be designated by the Lender that is reasonably convenient to both parties and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Lender’s offices or elsewhere, for cash, on credit, or for future delivery, and upon such other terms as the Lender may deem commercially reasonable.  The Borrower agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                 (e)      All cash proceeds received by the Lender in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Lender, be held by the Lender as collateral for, or then or at any time thereafter applied in whole or in part by the Lender against, all or any part of the Obligations in such order as the Lender shall elect.  Any surplus of such cash or cash proceeds held by the Lender and remaining after the full and final payment of all the Obligations shall be paid over to the Borrower or to such other Person to which the Lender may be required under applicable law, or directed by a court of competent jurisdiction, to make payment of such surplus.

SECTION  9.      MISCELLANEOUS PROVISIONS.

                SECTION  9.1.      Notices.  Except as otherwise provided herein, all notices, approvals,

consents, correspondence, or other communications required or desired to be given hereunder shall be given in writing and shall be delivered by overnight courier, hand delivery, or certified or registered mail, postage prepaid, if to the Lender, then to Transamerica Technology Finance Corporation, 76 Batterson Park Road, Farmington, Connecticut 06032, Attention:  Legal Department, and if to the Borrower, then to each of (1) Saigene Corporation, 220 West Harrison Street, Seattle, Washington 98119, attn: CEO, (2) Pacific Biometrics, Inc., 220 West Harrison Street, Seattle, Washington 98119, attn: CEO and (3) Burkhalter, Michaels, Kessler & George LLP, 4 Park Plaza, Suite 850, Irvine, California 92614, attn: Alton G. Burkhalter, Esq. , or such other address as shall be designated by the Borrower or the Lender to the other party in accordance herewith.  All such notices and correspondence shall be effective when received.

                SECTION  9.2.      Headings.  The headings in this Agreement are for purposes of reference only and shall not affect the meaning or construction of any provision of this Agreement.

                SECTION  9.3.      Assignments.  The Borrower shall not have the right to assign any Note or this Agreement or any interest therein unless the Lender shall have given the Borrower prior written consent and the Borrower and its assignee shall have delivered assignment documentation in form and substance satisfactory to the Lender in its sole discretion.  The Lender may assign its rights and delegate its obligations under any Note or this Agreement.

                SECTION  9.4.      Amendments, Waivers, and Consents.  Any amendment or waiver of any provision of this Agreement and any consent to any departure by the Borrower from any provision of this Agreement shall be effective only by a writing signed by the Lender and shall bind and benefit the Borrower and the Lender and their respective successors and assigns, subject, in the case of the Borrower, to the first sentence of Section 9.3.

                SECTION  9.5.      Interpretation of Agreement.  Time is of the essence in each provision of this Agreement of which time is an element.  All terms not defined herein or in a Note shall have the meaning set forth in the applicable Code, except where the context otherwise requires.  To the extent a term or provision of this Agreement conflicts with any Note, or any term or provision thereof, and is not dealt with herein with more specificity, this Agreement shall control with respect to the subject matter of such term or provision.  Acceptance of or acquiescence in a course of performance rendered under this Agreement shall not be relevant in determining the meaning of this Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

                SECTION  9.6.      Continuing Security Interest.  This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the indefeasible payment in full of the Obligations, (ii) be binding upon the Borrower and its successors and assigns and (iii) inure, together with the rights and remedies of the Lender hereunder, to the benefit of the Lender and its successors, transferees, and assigns.

                SECTION  9.7.      Reinstatement.  To the extent permitted by law, this Agreement and the rights and powers granted to the Lender hereunder and under the Loan Documents shall continue to be effective or be reinstated if at any time any amount received by the Lender in respect of the Obligations is rescinded or must otherwise be restored or returned by the Lender upon the insolvency, bankruptcy, dissolution, liquidation, or reorganization of the Borrower or upon the appointment of any receiver, intervenor, conservator, trustee, or similar official for the Borrower or any substantial part of its assets, or otherwise, all as though such payments had not been made.

                SECTION  9.8.      Survival of Provisions.  All representations, warranties, and covenants of the Borrower contained herein shall survive the execution and delivery of this Agreement, and shall terminate only upon the full and final payment and performance by the Borrower of the Obligations secured hereby.

                SECTION  9.9.      Indemnification; Expenses.  The Borrower agrees to indemnify and hold harmless the Lender and its directors, officers, agents, employees, and counsel from and against any and all costs, expenses, claims, or liability incurred by the Lender or such Person hereunder and under any other Loan Document or in connection herewith or therewith, unless such claim or liability shall be due to willful misconduct or gross negligence on the part of the Lender or such Person.  Borrower agrees upon demand to pay or reimburse Lender for (1) all liabilities, obligations and reasonable out-of-pocket expenses, including reasonable fees and expenses of counsel for Lender from time to time arising in connection with the enforcement or collection of sums due under the Loan Documents or any “work-out” in connection with the Loan Documents and (2) all costs and expenses incurred by Lender (including, without limitation, reasonable legal fees and fees of other professionals) in connection with the preparation, execution and delivery of this Agreement or any other Loan Document which amount shall not exceed $2,500.00 in the aggregate, and in connection with the administration, modification and amendment of this Agreement or any other Loan Document.

                SECTION 9.10.      Power of Attorney and Authorization. The Borrower hereby irrevocably authorizes and appoints the Lender, or any person the Lender may designate, as its attorney-in-fact and/or authorized representative, at Borrower’s sole cost and expense, to exercise all of the following powers, which are coupled with an interest and all of which are irrevocable: (A) to give or sign Borrower’s name to any UCC financing statement, or any notices or other document necessary or desirable to create, perfect or continue Lender’s security interest in any Collateral, and to make any payment or take any act necessary or desirable to protect or preserve any Collateral or Lender security interest therein or the priority thereof, or in order to fully consummate all the transactions contemplated under this Agreement or any other Loan Document; (B) to receive, take, endorse, sign, assign and de-liver, all in the name of Lender or Borrower, any and all checks, notes, drafts, and other documents or instruments relating to the Collateral; and (C) to take or bring, in the name of Lender or Borrower, all steps, actions, suits or proceedings, and execute all documents, deemed by Lender necessary or desirable to enforce or effect collection of any Collateral or to convey any item of Collateral to any purchaser thereof.

                SECTION  9.11.      Counterparts; Telecopy Signatures.  This Agreement may be executed in counterparts, each of which when so executed and delivered shall be an original, but both of which shall together constitute one and the same instrument.  This Agreement and each of the other Loan Documents and any notices given in connection herewith or therewith may be executed and delivered by telecopier or other facsimile transmission all with the same force and effect as if the same was a fully executed and delivered original manual counterpart.

                SECTION  9.12.      Severability.  In case any provision in or obligation under this Agreement or any Note or any other Loan Document shall be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                SECTION  9.13.      Delays; Partial Exercise of Remedies.  No delay or omission of the Lender to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default.  No single or partial exercise by the Lender of any right or remedy shall preclude any other or further exercise thereof, or preclude any other right or remedy.

                SECTION  9.14.      Entire Agreement.  The Borrower and the Lender agree that this Agreement, and the Note(s), Schedule(s) and Exhibit(s) hereto, are the complete and exclusive statement and agreement between the parties with respect to the subject matter hereof, superseding all proposals and prior agreements, oral or written, and all other communications between the parties with respect to the subject matter hereof.

                SECTION  9.15.      Setoff.  In addition to and not in limitation of all rights of offset that the Lender may have under Applicable Law, and whether or not the Lender has made any demand or the Obligations of the Borrower have matured, the Lender shall have the right to appropriate and apply to the payment of the Obligations of the Borrower all deposits and other obligations then or thereafter owing by the Lender to or for the credit or the account of the Borrower.

                SECTION  9.16.      WAIVER OF JURY TRIAL.  THE BORROWER AND THE LENDER IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                SECTION  9.17.      GOVERNING LAW. THE VALIDITY, INTERPRETATION, AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

                SECTION  9.18.      VENUE; SERVICE OF PROCESS.  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS SITUATED IN COOK COUNTY, OR OF THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF ILLINOIS, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS.  THE BORROWER HEREBY IRREVOCABLY WAIVES, IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING, (a) ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT IT MAY

NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS AND (b) THE RIGHT TO INTERPOSE ANY NONCOMPULSORY SETOFF, COUNTERCLAIM, OR CROSS-CLAIM.  THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT THE ADDRESS FOR IT SPECIFIED IN SECTION 9.1 HEREOF.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION, SUBJECT IN EACH INSTANCE TO THE PROVISIONS HEREOF WITH RESPECT TO RIGHTS AND REMEDIES.

                SECTION  9.19.      CONFIDENTIALITY.  Lender agrees to use the same degree of care that it exercises with respect to its own proprietary information, to maintain the confidentiality of and not to disclose any and all proprietary, trade secret or confidential information provided to or received by Lender from or on account of the Borrower, which indicates that it is confidential, including business plans and forecasts, non-public financial information, confidential or secret processes, formulae, devices and contractual information, customer lists, employee relation matters, and any other information the disclosure of which would reasonably be expected to have a Material Adverse Effect on Borrower, provided that Lender may disclose such information  to its officers, directors, employees, attorneys, accountants, affiliates, participants, prospective participants, assignees and prospective assignees, and such other persons to whom Lender shall at any time be required to make such disclosure in accordance with applicable law, and provided, that the foregoing provisions shall not apply to disclosures to be made by Lender in its Good Faith Business Judgment in connection with the enforcement of its rights or remedies after an Event of Default.  The confidentiality agreement in this Section supersedes any prior confidentiality agreement of Lender relating to Borrower.

        IN WITNESS WHEREOF, the undersigned Borrower has caused this Agreement to be duly executed and delivered by its proper and duly authorized officer as of the date first set forth above.

PACIFIC BIOMETRICS, INC.

By:	/s/ RONALD HELM

	Name:	Ronald Helm
	Title:	Chief Executive Officer
Federal Tax ID No.:

SAIGENE CORPORATION

By:	/s/ ALLAN COCHRANE

	Name:	Allan Cochrane
	Title:	President
Federal Tax ID No.:

Accepted as of the
1st day of October, 2002

TRANSAMERICA TECHNOLOGY FINANCE CORPORATION SAIGENE CORPORATION

By:	/s/ ALLEN M. SAILER

	Name:	Allen M. Sailer
	Title:	Sr. Vice President